UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 28, 2015

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement
On May 28, 2015, iPass Inc. (“iPass”) and Catalysis Partners, LLC, Catalysis Offshore Ltd., Francis Capital Management, LLC, Maguire Financial, LP, Maguire Asset Management, LLC, Foxhill Opportunity Fund, L.P., Foxhill Capital (GP), LLC, Foxhill Capital Partners, LLC, Zuma Capital Management LLC, ZCM Opportunities Fund LP, John P. Francis, Neil Weiner, Timothy Maguire, Brent S. Morrison, Richard A. Karp, Damien J. Park, Norman J. Rice, III, and Kenneth H. Traub (collectively, the “Stockholder Group”) entered into an agreement (the “Agreement”) pursuant to which they settled the proxy contest in connection with the upcoming 2015 annual meeting of stockholders (the “2015 Annual Meeting”). Pursuant to the terms of the Agreement:

1.
iPass expanded the size of its Board of Directors (the “Board”) to ten members, and appointed each of Damien Park, Brent Morrison, and Richard Karp (the “New Directors”) as new independent members of the Board, and agreed to nominate each of the New Directors for election at the 2015 Annual Meeting;

2.
iPass agreed to nominate each of the New Directors and current iPass directors Gary A. Griffiths, Michael M. Chang, David E. Panos and Michael J. Tedesco as directors for election to the Board at the 2015 Annual Meeting and therefore, effective as of the 2015 Annual Meeting, the Board will be composed of seven directors;

3.	The Stockholder Group withdrew its previously announced notice of its intent to nominate directors with respect to the 2015 Annual Meeting;

4.	Kenneth Traub became an advisor and observer to the Board;

5.	Effective as of the conclusion of the 2015 Annual Meeting, the Board shall appoint Mr. Park as Chairman of the Board;

6.
The Stockholder Group agreed to support the iPass Board’s nominees, and until the earlier of (i) the date that is sixty (60) days prior to the deadline for the submission of a notice of intent to nominate directors with respect to the 2016 Annual Meeting of Stockholders pursuant to the iPass Bylaws or (ii) the date that is one hundred (100) days prior to the first anniversary of the 2015 Annual Meeting (the “Standstill Period”), not take certain specified actions such as submitting director nominations or engaging in any proxy solicitations;

7.
iPass agreed that, during the Standstill Period, if a New Director is unable to serve then the Board shall appoint a replacement director designated by the remaining New Directors that is reasonably acceptable to the Board;

8.
Immediately following the Annual Meeting, the Board will create a strategic committee of the Board (the “Strategic Committee”) to consist of two New Directors and one Incumbent Director to, among other things, examine iPass’s strategic alternatives review process;

9.	During the Standstill Period, iPass and the Stockholder Group agreed not to make any disparaging comments regarding the other; and

10.
iPass will reimburse the Stockholder Group for its reasonable and documented third party fees and expenses incurred in connection with the negotiation, execution and effectuation of the settlement agreement and any matters related to the 2015 Annual Meeting, provided that such reimbursement shall not exceed $150,000 in the aggregate.

The description of the Agreement is not complete, and reference is made to the Agreement in its entirety, which is filed as Exhibit 10.1 hereto, for a complete description of its terms.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 28, 2015, the Board of Directors of iPass Inc. appointed each of Damien Park, Brent Morrison, and Richard Karp as directors of iPass Inc. pursuant to the terms of the settlement agreement described in Item 1.01 above. None of the New Directors were appointed to any of the Board’s committees, and it has not yet been determined to which committees the New Directors will be appointed.
As nonemployee directors of iPass, each of these directors will be entitled to receive the standard compensation iPass pays to its nonemployee directors, which is set forth on Exhibit 10.2 and incorporated by reference here.
Item 9.01     Financial Statements and Exhibits
Exhibit
Number    Description

10.1	Settlement Agreement

10.2	Nonemployee Director Compensation Arrangements

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
iPass Inc.
By: /s/ Karen Willem
Karen Willem
Senior Vice President and
Chief Financial Officer
Dated: May 29, 2015

EXHIBIT INDEX

Exhibit
Number    Description

10.1	Settlement Agreement

10.2	Nonemployee Director Compensation Arrangements